Exhibit 99.1

New Residential Investment Corp. Announces First Quarter 2022 Results

NEW YORK - (BUSINESS WIRE) — New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the first quarter ended March 31, 2022:

First Quarter 2022 Financial Highlights:

•GAAP net income of $661.9 million, or $1.37 per diluted common share(1)
•Core earnings of $177.4 million, or $0.37 per diluted common share(1)(2)
•Common dividend of $116.7 million, or $0.25 per common share
•Book value per common share of $12.56(1)

	Q1 2022		Q4 2021
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$1.37		$0.33
GAAP Net Income	$661.9	million	$160.4	million

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)	$0.37		$0.40
Core Earnings(2)	$177.4	million	$191.9	million

NRZ Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$116.7	million	$116.7	million

“New Residential’s performance in the first quarter demonstrated the strength and balance of our company,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “Our diversified investment management company performed exceptionally well, generating a ~5% total shareholder return and growing book value by ~10% to $12.56 per share. We expect book value growth to continue in the second quarter given the upward move in treasury yields and the Fed’s expected policy actions,” he added.

“With $1.7 billion of cash and liquidity coupled with the expected market volatility ahead, we should see terrific opportunities to deploy capital effectively and generate great returns for our shareholders in 2022 and beyond.”

First Quarter 2022 Company Highlights:
•Servicing & MSR Related Investments
•Combined segment pre-tax income of $906.3 million (up from $118.0 million in Q4’21), including $845 million positive mark-to-market changes on our Full MSR portfolio(3)(4)
•MSR portfolio totaled approximately $626 billion in unpaid principal balance (“UPB”) at March 31, 2022 compared to $629 billion UPB at December 31, 2021(5)
•Servicer advance balances of $3.1 billion as of March 31, 2022, down 7% from December 31, 2021

•Origination
•Segment pre-tax income of $25.9 million (down from $82.3 million in Q4’21)(3)(4)
•Quarterly origination funded production of $26.9 billion UPB (down from $38.1 billion UPB in Q4’21)
•Total gain on sale margin of 1.53% for the first quarter of 2022 compared to 1.65% for the fourth quarter of 2021

•Residential Securities, Properties and Loans
•Priced four securitizations representing approximately $1,197 million UPB of collateral, including inaugural single-family-rental securitization representing approximately $268 million UPB of collateral
•Acquired $540 million of Non-QM loans
•Grew single-family rental portfolio by 734 units

•Mortgage Loans Receivable
•Quarterly origination funded production of $691.7 million through Genesis Capital LLC, representing record quarterly volume
•Priced inaugural residential transitional loan securitization representing approximately $345 million UPB of collateral

(1)Per common share calculations for GAAP Net Income and Core Earnings are based on 484,425,066 and 485,381,890 weighted average diluted shares for the quarter ended March 31, 2022 and December 31, 2021, respectively. Per share calculations of Book Value are based on 466,786,526 and 466,758,266 common shares outstanding as of March 31, 2022 and December 31, 2021, respectively.

(2)Core Earnings is a non-GAAP financial measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.

(4)Includes mortgage company corporate expenses re-allocated from MSR Related Investments to Origination and Servicing segments.

(5)Includes excess and full MSRs.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Tuesday, May 3, 2022 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential First Quarter 2022 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10166255/f2692aef34.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, May 10, 2022 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “4221662.”

Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2022	December 31, 2021
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$456,400	$464,200
Change in fair value of MSRs and MSR financing receivables (including amortization of $(200,325), $(267,880), respectively)	575,393	(154,021)
Servicing revenue, net	1,031,793	310,179
Interest income	225,413	217,555
Gain on originated residential mortgage loans, held-for-sale, net	471,996	569,815
	1,729,202	1,097,549
Expenses
Interest expense and warehouse line fees	138,833	141,936
General and administrative	246,238	289,861
Compensation and benefits	392,619	441,891
Management fee to affiliate	25,189	25,772
	802,879	899,460
Other income (loss)
Change in fair value of investments	(147,119)	10,499
Gain (loss) on settlement of investments, net	61,184	(45,642)
Other income (loss), net	56,072	54,271
	(29,863)	19,128
Impairment
Provision (reversal) for credit losses on securities	711	(181)
Valuation and credit loss provision (reversal) on loans and real estate owned	3,029	74
	3,740	(107)
Income before income taxes	892,720	217,324
Income tax expense	202,789	29,485
Net income	$689,931	$187,839
Noncontrolling interests in income (loss) of consolidated subsidiaries	5,609	4,908
Dividends on preferred stock	22,461	22,495
Net income attributable to common stockholders	$661,861	$160,436

Net income per share of common stock
Basic	$1.42	$0.34
Diluted	$1.37	$0.33
Weighted average number of shares of common stock outstanding
Basic	466,785,584	466,680,724
Diluted	484,425,066	485,381,890

Dividends declared per share of common stock	$0.25	$0.25

Consolidated Balance Sheets
($ in thousands, except share data)

	March 31, 2022 (Unaudited)	December 31, 2021
Assets
Excess mortgage servicing rights, at fair value	$341,187	$344,947
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	7,964,465	6,858,803
Servicer advance investments, at fair value	390,770	421,807
Real estate and other securities	9,509,930	9,396,539
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,009,459	1,077,224
Residential mortgage loans, held-for-sale ($7,076,916 and $11,214,924 at fair value, respectively)	7,202,475	11,347,845
Single-family rental properties, held-for-investment	814,871	579,607
Mortgage loans receivable, at fair value	1,670,415	1,515,762
Residential mortgage loans subject to repurchase	1,700,426	1,787,314
Cash and cash equivalents	1,671,177	1,332,575
Restricted cash	295,037	195,867
Servicer advances receivable	2,652,210	2,855,148
Other assets	2,646,125	2,028,752
	$37,868,547	$39,742,190
Liabilities and Equity

Liabilities
Secured financing agreements	$17,281,873	$20,592,884
Secured notes and bonds payable ($762,421 and $511,107 at fair value, respectively)	9,279,595	8,644,810
Residential mortgage loan repurchase liability	1,700,426	1,787,314
Unsecured senior notes, net of issuance costs	543,728	543,293
Due to affiliates	9,932	17,819
Dividends payable	127,895	127,922
Accrued expenses and other liabilities	1,740,386	1,358,768
	30,683,835	33,072,810
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 52,038,000 and 52,210,000 issued and outstanding, $1,300,959 and $1,305,250 aggregate liquidation preference, respectively	1,258,667	1,262,481
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 466,786,526 and 466,758,266 issued and outstanding, respectively	4,669	4,669
Additional paid-in capital	6,059,981	6,059,671
Retained earnings (accumulated deficit)	(267,878)	(813,042)
Accumulated other comprehensive income	67,195	90,253
Total New Residential stockholders’ equity	7,122,634	6,604,032
Noncontrolling interests in equity of consolidated subsidiaries	62,078	65,348
Total equity	7,184,712	6,669,380
	$37,868,547	$39,742,190

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

Beginning January 1, 2020, the Company’s investments in consumer loans are accounted for under the fair value option. Core earnings adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Core earnings includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	March 31, 2022	December 31, 2021
Net income attributable to common stockholders	$661,861	$160,436
Adjustments for Non-Core Earnings:
Impairment	3,740	(107)
Change in fair value of investments	(628,599)	(124,356)
(Gain) loss on settlement of investments, net	(28,342)	53,933
Other (income) loss, net	(61,575)	28,416
Other income and impairment attributable to noncontrolling interests	5,609	(3,297)
Non-capitalized transaction-related expenses	13,485	16,735
Preferred stock management fee to affiliate	4,729	4,734
Deferred taxes	201,323	31,674
Interest income on residential mortgage loans, held-for-sale	2,334	23,175
Core earnings of equity method investees:
Excess mortgage servicing rights	2,830	532
Core earnings	$177,395	$191,875

Net income per diluted share	$1.37	$0.33
Core earnings per diluted share	$0.37	$0.40

Weighted average number of shares of common stock outstanding, diluted	484,425,066	485,381,890

SEGMENT INFORMATION

	Origination and Servicing			Residential Securities, Properties and Loans
First Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$(653)	$349,058	$107,995	$—	$—	$—	$—	$456,400
Change in fair value of MSRs and MSR financing receivables	—	497,317	78,076	—	—	—	—	575,393
Servicing revenue, net	(653)	846,375	186,071	—	—	—	—	1,031,793
Interest income	55,371	11,353	15,702	56,349	26,989	34,277	25,372	225,413
Gain on originated mortgage loans, held-for-sale, net	407,269	61,762	—	—	566	—	—	471,996
Total revenues	461,987	919,490	201,773	56,349	27,555	34,277	25,372	1,729,202
Interest expense	29,435	33,706	26,365	9,029	20,868	6,969	12,461	138,833
G&A and other	408,758	124,780	56,010	772	23,434	16,408	33,884	664,046
Total operating expenses	438,193	158,486	82,375	9,801	44,302	23,377	46,345	802,879
Change in fair value of investments	—	(32)	(1,409)	(125,949)	(32,748)	26,752	(13,733)	(147,119)
Gain (loss) on settlement of investments, net	—	(315)	(2,199)	49,420	44,912	(30,634)	—	61,184
Other income (loss), net	2,095	881	28,943	(1,889)	17,345	—	8,697	56,072
Total other income (loss)	2,095	534	25,335	(78,418)	29,509	(3,882)	(5,036)	(29,863)
Impairment charges (reversals)	—	—	—	711	3,029	—	—	3,740
Income (loss) before income taxes	25,889	761,538	144,733	(32,581)	9,733	7,018	(26,009)	892,720
Income tax expense (benefit)	6,516	161,116	31,463	—	3,657	—	37	202,789
Net income (loss)	19,373	600,422	113,270	(32,581)	6,076	7,018	(26,046)	689,931
Noncontrolling interests in income (loss) of consolidated subsidiaries	407	—	228	—	—	—	4,974	5,609
Dividends on preferred stock	—	—	—	—	—	—	22,461	22,461
Net income (loss) attributable to common stockholders	$18,966	$600,422	$113,042	$(32,581)	$6,076	$7,018	$(53,481)	$661,861

As of March 31, 2022
Total Assets	$6,505,753	$9,696,606	$5,315,467	$10,535,948	$2,961,796	$1,959,099	$893,878	$37,868,547
Total New Residential stockholder’s equity	$1,192,812	$2,874,044	$1,507,095	$1,043,116	$320,311	$518,745	$(333,489)	$7,122,634

	Origination and Servicing			Residential Securities, Properties and Loans
Fourth Quarter 2021	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$15,548	$329,745	$118,907	$—	$—	$—	$—	$464,200
Change in fair value of MSRs and MSR financing receivables	—	(109,009)	(45,012)	—	—	—	—	(154,021)
Servicing revenue, net	15,548	220,736	73,895	—	—	—	—	310,179
Interest income	79,087	7,169	13,195	53,690	32,551	4,219	27,644	217,555
Gain on originated mortgage loans, held-for-sale, net	540,662	48,661	(1,186)	(15,158)	(3,164)	—	—	569,815
Total revenues	635,297	276,566	85,904	38,532	29,387	4,219	27,644	1,097,549
Interest expense	46,595	31,756	23,573	8,322	17,854	1,000	12,836	141,936
G&A and other	508,207	134,057	49,899	677	27,822	1,802	35,060	757,524
Total operating expenses	554,802	165,813	73,472	8,999	45,676	2,802	47,896	899,460
Change in fair value of investments	—	—	(3,556)	20,076	774	—	(6,795)	10,499
Gain (loss) on settlement of investments, net	—	(2,146)	(21,636)	(19,980)	(2,056)	—	176	(45,642)
Other income (loss), net	1,780	(339)	22,464	—	30,001	—	365	54,271
Total other income (loss)	1,780	(2,485)	(2,728)	96	28,719	—	(6,254)	19,128
Impairment charges (reversals)	—	—	—	(181)	74	—	—	(107)
Income (loss) before income taxes	82,275	108,268	9,704	29,810	12,356	1,417	(26,506)	217,324
Income tax expense (benefit)	22,766	4,332	(5,870)	—	8,253	—	4	29,485
Net income (loss)	59,509	103,936	15,574	29,810	4,103	1,417	(26,510)	187,839
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,516	—	(1,003)	—	—	—	4,395	4,908
Dividends on preferred stock	—	—	—	—	—	—	22,495	22,495
Net income (loss) attributable to common stockholders	$57,993	$103,936	$16,577	$29,810	$4,103	$1,417	$(53,400)	$160,436

As of December 31, 2021
Total Assets	$10,431,260	$8,526,485	$5,023,734	$9,998,749	$3,227,445	$1,683,761	$850,756	$39,742,190
Total New Residential stockholder’s equity	$1,738,293	$2,071,873	$1,269,681	$951,449	$607,492	$422,560	$(457,316)	$6,604,032

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our ability to continue growing book value in the second quarter, expected upward move in treasury yields and Fed’s expected policy actions, expected market volatility and ability to generate great returns for our shareholders in 2022 and beyond. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, New Residential has delivered approximately $4.0 billion in dividends to shareholders. New Residential’s investment portfolio is composed of mortgage servicing related assets (full and excess MSRs and servicer advances), residential securities (and associated called rights) and loans (including single family rental), and consumer loans. New Residential’s investments in operating entities include leading origination and servicing platforms through wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide mortgage related services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
IR@NewResi.com